EXHIBIT 23.1 - Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-84055) on Form S-8 of Paychex, Inc. of our report dated June 11, 2018, relating to our audit of the financial statements and supplemental schedules of the Paychex, Inc. 401(k) Incentive Retirement Plan, which appears in this Annual Report on Form 11-K of the Paychex, Inc. 401(k) Incentive Retirement Plan for the year ended December 31, 2017.

/s/ Insero & Co. CPAs, LLP

Insero & Co. CPAs, LLP

Certified Public Accountants

Rochester, New York

June 11, 2018